Exhibit (g)(5)

EXECUTION VERSION

AMENDMENT TO CUSTODIAN AGREEMENT

THIS AMENDMENT TO CUSTODIAN AGREEMENT (this “Amendment ”) is made as of January [ ], 2024 by and between BROWN BROTHERS HARRIMAN & CO., a New York limited partnership (“BBH&Co.”) and BONDBLOXX ETF trust, a Delaware statutory trust (the “Fund”) on behalf of each series, separately and not jointly, listed on Annex A to the Agreement as may be amended from time to time. All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, BBH&Co. and the Fund are Parties to a Custodian Agreement dated as of November 29, 2021, as amended (the “Agreement”); and

WHEREAS, in accordance with Section 12 of the Agreement, the Parties desire to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, each of the parties hereto hereby agree as follows:

1. Annex A to the Agreement is hereby deleted in its entirety and replaced with the attached Annex A. The Parties agree, ratify and affirm that the Funds listed on Annex A attached hereto are and have been added to the Agreement on and as of the respective date indicated.

2. As amended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

3. This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions.

4. This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

5. This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions of the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to the Agreement effective as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.

By:
Name:
Title:
Date:

BONDBLOXX ETF trust

By:
Name:	Joanna Gallegos
Title:	President, BondBloxx ETF Trust
Date:	January [ ], 2024

ANNEX A

to

CUSTODIAN AGREEMENT

LIST OF FUNDS

Dated as of January __, 2024

The following is a list of Funds for which BBH shall serve under the Custodian Agreement:

Name of Fund	Date Added to the Agreement
BondBloxx USD High Yield Bond Consumer Cyclicals Sector Fund	November 29, 2021
BondBloxx USD High Yield Bond Consumer Non-Cyclicals Sector Fund	November 29, 2021
BondBloxx USD High Yield Bond Energy Sector Fund	November 29, 2021
BondBloxx USD High Yield Bond Financial & REIT Sector Fund	November 29, 2021
BondBloxx USD High Yield Bond Healthcare Sector Fund	November 29, 2021
BondBloxx USD High Yield Bond Industrial Sector Fund	November 29, 2021
BondBloxx USD High Yield Bond Telecom, Media & Technology Sector Fund	November 29, 2021
BondBloxx BB Rated USD High Yield Corporate Bond ETF	May 24, 2022
BondBloxx B Rated USD High Yield Corporate Bond ETF	May 24, 2022
BondBloxx CCC Rated USD High Yield Corporate Bond ETF	May 24, 2022
BondBloxx JP Morgan USD Emerging Markets 1-10 Year Bond ETF	May 24, 2022
BondBloxx Bloomberg Six Month Target Duration US Treasury ETF	September 6, 2022
BondBloxx Bloomberg One Year Target Duration US Treasury ETF	September 6, 2022
BondBloxx Bloomberg Two Year Target Duration US Treasury ETF	September 6, 2022
BondBloxx Bloomberg Three Year Target Duration US Treasury ETF	September 6, 2022
BondBloxx Bloomberg Five Year Target Duration US Treasury ETF	September 6, 2022
BondBloxx Bloomberg Seven Year Target Duration US Treasury ETF	September 6, 2022
BondBloxx Bloomberg Ten Year Target Duration US Treasury ETF	September 6, 2022
BondBloxx Bloomberg Twenty Year Target Duration US Treasury ETF	September 6, 2022
BondBloxx USD High Yield Bond Sector Rotation ETF	July 17, 2023
BondBloxx BBB Rated 1-5 Year Corporate Bond ETF	January __, 2024
BondBloxx BBB Rated 5-10 Year Corporate Bond ETF	January __, 2024
BondBloxx BBB Rated 10+ Year Corporate Bond ETF	January __, 2024

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